UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2013

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, Washington		98119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 272-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 22, 2013, the F5 Networks, Inc. board of directors authorized an additional $300 million for the Company’s common stock share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Dated: November 25, 2013

	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer